Exhibit 10.1

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

AMENDMENT NO. 2 TO ADVERTISING AGREEMENT

This Amendment No. 2 (the “Amendment No. 2”) effective as of May 13, 2014 (the “Effective Date”) is to that certain Advertising Agreement (“Agreement”) dated October 31, 2013, by and between and Pinsight Media+, Inc. (“Pinsight”) and MeetMe, Inc. (“Publisher”) and amended on January 29, 2014. Except as otherwise indicated, defined terms in this Amendment No. 2 have the same meaning as in the Agreement.

I.     Background.

Pinsight and Publisher are amending the Agreement so that Publisher may add new mobile advertising placements within select areas of the App under the placement and revenue sharing terms set forth below.

II.     Terms

The parties agree as follows:

A.     The Agreement is amended by adding the following to Exhibit A:

1. As of the Effective Date Publisher may begin running interstitially placed advertisements (“Interstitials”) and Pinsight will deliver impressions therefor and pay Publisher the higher of (i) $[**], and (ii) [**] of Pinsight’s net revenue for each impression. Pinsight will not be required to deliver impressions at a rate lower than $[**], and Pinsight will pay only for Interstitial impressions that it actually delivers (and not for all ad calls relating to Interstitials), provided that Pinsight will make reasonable efforts to optimize fill. Publisher reserves the right to fill all Interstitial ad requests that Pinsight does not fill in accordance with the foregoing.

Publisher will amend the current weekly directional report to include Interstitial ad requests. Pinsight will then return the weekly directional report with interstitial requests and impressions to publisher.

2. As of the Effective Date, Publisher may add new ad units to specific placement sections and Pinsight will deliver them at the existing rates in the Agreement ($[**] for [**] and [**], and $[**] for [**]).

This may include a new native ad unit ([**]) which will be included, on a [**] trial in the following locations:

Profile and Friends:  A ([**]) native ad ([**]) in [**] of the feed.  This ad will scroll with the feed.  No other ads will appear in this feed (other than the banner ad at the bottom).

Chat:  Inboxes with less than [**], [**] native ad ([**]) at [**] of the list.

Chat:  Inboxes with more than [**], [**] native ad ([**]) at [**] of the feed.  This ad will scroll with the feed.  ([**]) other ads will appear in this feed (other than the banner ad at the bottom).

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

With respect to these native ad units ([**]), Pinsight will pay Publisher $[**]. Payment shall be based on the greater of the total number of impressions and [**] of the total number of ad requests, as reported weekly by Pinsight Media.  Revenue above this amount ($[**]) will be handled in the same way as with all other placements as defined in Section 7(b) of Amendment 1.

This may also include a new placement for [**] ads ([**]) in the Photos section. As a user swipes through photos in a logic that Publisher will determine, with a minimum of [**] after each ad.  Publisher may cache [**] before that ad is to be displayed. Pinsight will pay Publisher $[**].  Revenue above this amount ($[**]) will be handled in the same way as with all other placements as defined in Section 7(d) of Amendment 1.

This may include [**] fixed footer banner placement ([**]) on the Profile, Photos, Friends and Chat screens (some of which were added prior to the Effective Date). Pinsight will deliver them at the existing rates in the Agreement ($[**]).

III.     General

A.     Other than as set forth above, the Agreement remains unchanged and in full force and effect.

B.     If there is a conflict between the terms of the Agreement, any previous Amendment(s) and this Amendment No. 2, this Amendment No. 2 will control unless otherwise stated in this Amendment No. 2.

This Amendment No. 2 executed by authorized representatives of Pinsight and Publisher incorporates the terms and conditions of the Agreement.

PINSIGHT MEDIA +, INC.

By:_/s/ Brian Smith______________

Name:_Brian Smith______________

Title:_Director – 3rd Party_________

Date:_5/20/14___________________

MEETME, INC.

By:__/s/ Geoff Cook______________

Name:_Geoff Cook_______________

Title:_CEO______________________

Date:__5/20/14___________________

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

2